UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 25, 2007


                          L-1 IDENTITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                   000-21559                   04-3320515
(State or other jurisdiction        (Commission               (I.R.S. employer
      of incorporation)             file number)             identification no.)



                  177 BROAD STREET, STAMFORD, CONNECTICUT 06901
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (203) 504-1100

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))










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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         As disclosed in the Current Reports on Form 8-K filed on November 16, 2006 and January 11, 2007 by L-1 Identity Solutions, Inc. (the "Company"), on November 15, 2006, the Company and 6653375 Canada Inc., a corporation incorporated under the Canada Business Corporations Act (the "CBCA") and a wholly owned subsidiary of the Company ("Merger Sub"), entered into an Arrangement Agreement with ComnetiX Inc., a corporation incorporated under the CBCA ("ComnetiX"), to acquire all of the outstanding capital stock of ComnetiX for US $0.82 per share, for a total purchase price of approximately US $12.5 million in cash. On January 9, 2007, the Company and Merger Sub entered into an Amendment to Arrangement Agreement with ComnetiX, whereby the Company increased to US $1.05 per share the amount that the Company will pay to the shareholders of ComnetiX for all of the issued and outstanding shares of ComnetiX, for a total purchase price of approximately US $16.0 million. The acquisition (the "Arrangement") is structured as an arrangement under the CBCA with ComnetiX surviving as a wholly-owned subsidiary of the Company.

         On January 25, 2007, the Company and Merger Sub entered into Amendment No. 2 to Arrangement Agreement (the "Amendment") with ComnetiX, whereby the Company increased to US $1.12 per share the amount that the Company will pay to the shareholders of ComnetiX for all of the issued and outstanding shares of ComnetiX, for a total purchase price of approximately US $17.1 million. The Amendment also extended the date by which the special meeting of the securityholders of ComnetiX to consider the Arrangement must be held from February 5, 2007 to February 8, 2007. The board of directors of ComnetiX has unanimously approved the Amendment.

         The foregoing description of the Arrangement and the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

         On January 26, 2007, the Company issued a press release announcing the execution of the Amendment. A copy of the press release is furnished herewith as
Exhibit 99.1.

ITEM 7.01.  REGULATION FD DISCLOSURE.

         On January 26, 2007, the Company issued a press release announcing the execution of the Amendment in connection with the planned acquisition of ComnetiX as described in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 2.1 Amendment No. 2 to Arrangement Agreement, dated January 25, 2007, among L-1 Identity Solutions, Inc., 6653375 Canada Inc. and Comnetix Inc.

Exhibit 99.1        Press Release issued January 26, 2007







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 29, 2007
                                        L-1 IDENTITY SOLUTIONS, INC.


                                        By:  /s/  Robert V. LaPenta
                                           -------------------------------------
                                           Robert V. LaPenta
                                           Chairman of the Board, President &
                                           Chief Executive Officer



















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                                  EXHIBIT INDEX



    Exhibit No.                                  Description
    -----------                                  -----------

Exhibit 2.1 Amendment No. 2 to Arrangement Agreement, dated January 25, 2007, among L-1 Identity Solutions, Inc., 6653375 Canada Inc. and Comnetix Inc.

Exhibit 99.1        Press Release issued January 26, 2007
























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